Exhibit 10.4

FIRST AMENDMENT TO

TRXADE GROUP, INC. 2019 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

This First Amendment to Restricted Stock Grant Agreement (“Agreement”), dated as of July 23, 2020 (the “Effective Date”), amends that certain Trxade Group, Inc. 2019 Equity Incentive Plan Restricted Stock Grant Agreement dated April 14, 2020 (the “Award Agreement”, which term shall include the Notice of Restricted Stock Grant which forms the first page thereof), entered into between [Grantee] (the “Grantee”) and Trxade Group, Inc., a Delaware corporation (the “Company”), pursuant to which Grantee was issued [Shares] shares of Restricted Stock of the Company. Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Award Agreement and the Company’s Amended and Restated 2019 Equity Incentive Plan, as applicable.

WHEREAS, the Company’s Board of Directors has approved amendments to the Award Agreement to provide that the Restricted Stock shall vest immediately upon (a) the death of Grantee; (b) the Retirement of the Grantee; and (c) a Change of Control of the Company (collectively, the “Board Approved Amendments”); and

WHEREAS, the Company and Grantee desire to amend the Award Agreement on the terms and conditions set forth below, to reflect the Board Approved Amendments.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendments to Award Agreement.

(A) For the sake of clarity, and in an abundance of caution, the Company and the Grantee confirm and acknowledge that all references to ‘Restricted Stock’ in the Award Agreement shall refer to the ‘Shares’ referenced in the Notice of Restricted Stock Grant which forms the first page of the Award Agreement.

(B) Effective as of the Effective Date, Section 3(c) of the Award Agreement shall be amended and restated to read as follows:

“(c) Any Nonvested Shares will automatically vest and become nonforfeitable if Grantee’s service with the Company ceases owing to the Grantee’s (a) death; or (b) Retirement.”

(C) Effective as of the Effective Date, Section 3(d) of the Award Agreement shall be amended and restated to read as follows:

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“(d) Any Nonvested Shares will vest and become nonforfeitable immediately prior to the date of a Change of Control, provided that the Board (or an authorized committee thereof), in its discretion, may also accelerate the time at which all or any portion of Grantee’s Nonvested Shares will vest prior to a contemplated Change of Control.”

(D) Effective as of the Effective Date, Section 4 of the Award Agreement shall be amended and restated to read as follows:

“4. Forfeiture of Nonvested Shares. Except as provided herein, if Grantee’s service with the Company ceases for any reason (including Disability) other than Grantee’s (a) Retirement or (b) death, any Nonvested Shares will be automatically forfeited to the Company for no consideration; unless the Board (or an authorized committee thereof) provides otherwise, and provided, however, that the Board (or an authorized committee thereof) may cause any Nonvested Shares immediately to vest and become nonforfeitable if Grantee’s service with the Company is terminated by the Company without Cause.”

2. Effect of Agreement; Award Agreement to Continue in Full Force and Effect. Upon the effectiveness of this Agreement, each reference in the Award Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Award Agreement as modified or amended hereby. Except as specifically modified or amended herein, the Award Agreement and the terms and conditions thereof shall remain in full force and effect.

3. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise. This Agreement shall be read in connection with the Award Agreement (as amended hereby).

4. Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..jpeg or similar attachment to electronic mail shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written to be effective as of the Effective Date.

Company:	Grantee:

Trxade Group, Inc.

Suren Ajjarapu	[Grantee]
Chief Executive Officer

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